Exhibit 99.2

Viessmann Climate Solutions

Condensed Combined Interim Financial Statements (unaudited) – Interim Financial Statements

Condensed Combined Statement of Financial Position – Assets

As of September 30, 2023

mEUR			30 Sept. 2023		31. Dec. 2022

A.	Fixed assets			529.2		440.9
I.	Intangible assets			12.1		13.7
	1.	Concessions and licenses to such rights		8.6		11.9
	2.	Goodwill		1.1		1.3
	3.	Payments on account		2.4		0.6
II.	Tangible assets			513.9		418.6
	1.	Land, similar rights, and buildings		193.6		199.5
	2.	Technical equipment and machinery		71.8		66.9
	3.	Other equipment and office equipment		84.8		83.9
	4.	Advanced payments made and assets in progress		163.7		68.4
III.	Financial assets			3.3		8.6
	1.	Shares in affiliated companies		0.2		0.6
	2.	Loans to affiliated companies		0.6		5.6
	3.	Shares in investee companies		0.3		0.3
	4.	Other investments		1.7		1.6
	5.	Loans to investee companies		-		-
	6.	Investments securities		0.4		0.4
	7.	Other loans		0.1		0.1
B.	Current assets			1,833.6		2,194.3
I.	Inventories			919.3		823.8
	1.	Raw material and supplies		289.2		242.0
	2.	Work in progress		56.2		48.6
	3.	Finished goods for resale		586.7		542.2
	4.	Payments on account inventories		6.8		6.3
	5.	Advanced payments received		-19.5		-15.3
II.	Trade receivables and other assets			732.7		1,196.0
	1.	Trade receivables		546.1		358.1
		thereof with a maturity of more than one year	1.0		0.2
	2.	Receivables with affiliated companies		108.6		768.9
		thereof with a maturity of more than one year	0.0		0.0
		thereof trade receivables	4.4		7.1
		thereof Cashpool receivables	66.4		554.2
	3.	Receivables with investee companies		0.0		0.0
	4.	Other assets		78.0		69.2
		thereof with a maturity of more than one year	0.4		0.6
III.	Cash on hand and balances at banks			181.6		174.5
C.	Deferred charges and prepaid expenses			20.4		15.2
D.	Deferred tax assets			28.1		27.2
Assets				2,411.3		2,677.6

Viessmann Climate Solutions

Condensed Combined Interim Financial Statements (unaudited) – Interim Financial Statements

Condensed Combined Statement of Financial Position – Net Investment and Liabilities

As of September 30, 2023

mEUR		30 Sept. 2023		31. Dec. 2022

A.	Net investment		1,336.0		1,021.0
1.	Net investment attributable to Viessmann Climate Solutions		1,415.4		1,087.3
2.	Equity differences from currency translation		-80.9		-66.5
3.	Non-controlling interests		0.5		0.2
B.	Special item for investment grants		2.2		2.4
C.	Provisions		586.2		396.2
1.	Pensions and similar obligations		49.3		48.3
2.	Tax provisions		107.8		6.5
3.	Other provisions		429.1		341.3
D.	Liabilities		449.4		1,226.4
1.	Bank loans		5.0		11.0
2.	Advance payments received on orders		29.9		43.9
3.	Trade payables		220.5		240.9
4.	Liabilities due to affiliated companies		78.6		770.9
	thereof trade payables	13.6		14.9
	thereof Cashpool liabilities	46.9		278.2
5.	Liabilities due to investee companies		0.0		0.0
6.	Liabilities to shareholders		0.0		0.0
7.	Other liabilities		115.4		159.6
	thereof tax	33.6		41.1
	thereof social security	9.1		9.8
E.	Deferred income		37.5		31.6
F.	Deferred tax liabilities		-		-
Net investment and liabilities			2,411.3		2,677.6

Viessmann Climate Solutions

Condensed Combined Interim Financial Statements (unaudited) – Interim Financial Statements

Condensed Combined Statement of Income

For the nine-month period ended September 30, 2023

		1 Jan. - 30 Sept. 2023		1 Jan. - 30 Sept. 2022
mEUR

1.	Net sales		2,950.5		2,491.6
2.	Change of inventories of finished and unfinished goods		61.2		56.9
3.	Internally produced and capitalized assets		10.5		3.2
	Total performance		3,022.2		2,551.7
4.	Other operating income		77.9		57.4
	thereof from exchange rates	14.7		6.1
5.	Material expenses		-1,413.9		-1,230.6
a. Expenses for raw and auxiliary materials and purchased goods			-1.312.3		-1,149.9
b. Expenses for purchased services			-101.6		-80.7
6.	Personnel expenses		-623.6		-564.0
a. Wages and salaries			-523.7		-470.7
b. Social security contributions and expenses			-99.9		-93.3
	thereof from pension expenses	-4.4		-5.8
7.	Depreciation and amortization		-42.5		-42.3
a. Intangible and tangible assets			-42.5		-42.3
b. Current assets			-		-
8.	Other operating expenses		-553.1		-477.8
	thereof from exchange rates	-15.0		-12.4
9.	Income from other securities and loans		0.1		0.1
	thereof from affiliated companies	-		-
10.	Interests and similar income		7.3		3.0
	thereof from affiliated companies	4.8		1.1
11.	Depreciation on financial assets		0.0		0.0
12.	Interests and similar expenses		-15.2		-8.5
	thereof from affiliated companies	-13.1		-5.9
	thereof from discounting	-0.9		-1.1
13.	Taxes on income		-134.5		-81.6
	thereof from tax allocations	-0.0		-37.7
	thereof from deferred taxes	0.9		5.4
14.	Income after taxes		324.6		207.4
15.	Expenses from profit and loss transfer agreements		-17.9		-0.0
16.	Net income		306.7		207.4

Viessmann Climate Solutions

Condensed Combined Interim Financial Statements (unaudited) – Interim Financial Statements

Condensed Combined Statement of Cash Flows

For the nine-month period ended September 30, 2023

	1 Jan. -	1 Jan. -
mEUR	30 Sept. 2023	30 Sept. 2022

Net Income	306.8	207.4
Depreciation (Appreciation) on assets	42.5	42.3
Increase (Decrease) of provisions	87.9	95.1
Other non-cash expenses (Income)	6.3	5.2
(Increase) decrease of stocks and trade receivables	-287.1	-405.0
(Increase) decrease of other assets not attributable to investment or financing activities	155.5	-31.7
Increase (decrease) of trade payables	-35.8	56.3
Increase (decrease) of other liabilities not attributable to investing or financing activities	-265.0	-43.8
(Profit) Loss from the disposal of fixed assets	3.4	-5.4
Interest expenses (Interest income)	7.9	5.5
Other expenses from investments	0.0	0.0
Income tax expense (Income tax income)	134.5	81.6
Income tax payments	-34.2	-17.4
Cash Flow from ongoing business activities	122.8	-10.1
Deposits from the disposal of intangible fixed assets	0.3	0.0
Payouts for investments in intangible fixed assets	-4.0	-3.6
Deposits from the disposal of tangible fixed assets	13.4	13.4
Payouts for investments in tangible fixed assets	-150.5	-64.2
Deposits from the disposal of financial fixed assets	6.8	0.0
Payouts for investments in financial fixed assets	-1.5	-1.1
Deposits from disposals from the consolidated group	0.0	0.0
Payouts for additions to the consolidated group	0.0	0.0
Received interest	7.2	3.0
Dividends received	0.0	0.0
Cash Flow from investment activities	-128.2	-52.4
Deposits from taking out financial loans	489.5	110.1
Payouts for the repayment of financial loans	-0.1	-4.4
Deposits from received subsidies / grants	0.0	0.0
Paid interest	-14.3	-7.4
Transactions with remaining Viessmann Group	24.1	0.2
(Payouts to) deposits from shareholders of the parent company	-234.8	-174.5
Cash Flow from financial activities	264.3	-76.1
Cash effective change of financial resources	258.9	-138.8
Changes of financial resources due to exchange rate and valuation	-14.7	-3.3
+ Financial resources at the beginning of the period	-110.8	30.1
= Financial resources at the end of the period	133.4	-111.7

The financial resources fund is composed as follows:
Cash on hand, balances at bank	181.6	154.8
Liabilities due to banks (credit in current account)	-1.3	-2.7
Cashpool Liabilities	-46.9	-266.8
	-133.4	-111.7

Viessmann Climate Solutions

Condensed Combined Interim Financial Statements (unaudited) – Interim Financial Statements

Condensed Combined Statement of Net Investment

For the nine-month period ended September 30, 2023

				Non-controlling interests
	Net	Currency	Total	Non-	Income	Total	Net
	investment	Translation		controlling	attributable		Investment
	attributable to			interest	to non-
	Viessmann			w/o	controlling
	Climate			income	interests
in mEUR	Solutions

As of 1 Jan. 2022	980.7	-54.4	926.3	0.7	-0.5	0.2	926.5
Currency translation	-	-3.1	-3.1	-	-	-	-3.1
Transactions with remaining Viessmann Group	0.2	-	0.2	-	-	-	0.2
Net income	207.2	-	207.2	-	0.2	0.2	207.4
As of 30 Sept. 2022	1,188.1	-57.3	1,130.6	0.7	-0.3	0.4	1,130.9

As of 1 Jan. 2023	1,087.3	-66.5	1,020.8	0.7	-0.5	0.2	1,021.0
Currency translation	-	-15.8	-15.8	-	-	-	-15.8
Transactions with remaining Viessmann Group	24.1	-	24.1	-	-	-	24.1
Net income	306.4	-	306.4	-	0.3	0.3	306.8
As of 30 Sept. 2023	1,417.8	-82.3	1,335.5	0.7	-0.2	0.5	1,336.0

Viessmann Climate Solutions

Condensed Combined Interim Financial Statements (unaudited) – Interim Financial Statements

Basis of Preparation

1	General information

1.1       Background

Viessmann Group GmbH & Co. KG (“Viessmann”) together with its subsidiaries (“Viessmann Group”) is a family-owned corporation domiciled in Allendorf (Eder). It is registered in the commercial register at the Marburg District Court under HRA 3389. Viessmann Group was founded in 1917 and develops and produces integrated climate and energy solutions.

Viessmann Group’s product range includes heat pumps, devices for combined use of electricity, heat generation and solar energy. With its 14,250 employees Viessmann Group is represented around the world with 22 production companies in 12 countries, 68 distribution companies in 31 countries, and 120 sales branches.

Viessmann Group comprises the following three main business areas:

●	Viessmann Climate Solutions
●	Viessmann Refrigeration Solutions
●	Viessmann Investment

Pursuant to Section 18.2.1 of the Sales and Purchase Agreement (“SPA”) between Viessmann and Blitz F23-620 GmbH as acquisition Vehicle of Carrier Global Corporation, dated April 25, 2023, German GAAP (German Commercial Code, hereafter “HGB”) Condensed Combined Interim Financial Information of the Viessmann Climate Solutions Business (hereafter “Viessmann Climate Solutions”) for the nine-month period ended September 30, 2023 have been prepared (“Interim Financial Statements” referred to hereinafter as “IFS”). According to Exhibit 18.2.1.(a) these Interim Carve-Out Financial Information consist of a:

●	Carve-out combined balance sheet (hereafter “Combined Statement of Financial Position”) as of September 30, 2023 and December 31, 2022,
●	Carve-out combined income statement (hereafter “Combined Statement of Income”) for the nine-month period ended September 30, 2023 and 2022,
●	Carve-out combined cash flow statement (hereafter “Combined Statement of Cash Flows”) for the nine-month period ended September 30, 2023 and 2022,
●	Carve-out combined statement of net investment (hereafter “Combined Statement of Net Investment”) for the nine-month period ended September 30, 2023 and 2022,
●	supplemental footnote disclosures,
●	an Item 17 (Form 20-F) US GAAP reconciliation inclusive of a disclosure of the components of other comprehensive income (loss) and the associated amounts for the nine-month period ended September 30, 2023 and 2022.

These IFS together with the additionally prepared Annual Financial Statements for the fiscal year 2022 (referred to hereinafter as “AFS”), as required by the SPA dated April 25, 2023 are referred to as “Required Financials – Part 1”.

Viessmann Climate Solutions

Condensed Combined Interim Financial Statements (unaudited) – Interim Financial Statements

1.2       Description of the Business

Viessmann Climate Solutions offers complete solutions for heating and air-conditioning technology. In addition to photovoltaic and heating systems, the core areas also include digitally enabled service offerings such as heating as a service (hereafter “HaaS”). Viessmann Climate Solutions is globally active with about 80 entities that include production companies as well as sales entities.

From an organizational perspective, Viessmann Climate Solutions SE, Allendorf (Eder) (hereafter “Viessmann CS SE”) is the parent of a legal sub-group as reflected in chapter 2.2 (hereafter “CS Sub-Group”) within Viessmann Group that covers almost all of the legal entities and operating activities of Viessmann Climate Solutions. Viessmann CS SE, based in Allendorf (Eder) is registered in the commercial register at the Marburg District Court under HRB 7562. However, the CS Sub-Group does not comprise all legal entities and operations of Viessmann Climate Solutions. Further, the CS Sub-Group includes a small number of legal entities and operations which are not part of Viessmann Climate Solutions.

1.3       Purpose and Scope of the IFS

The purpose of the IFS is to facilitate the intended sale of Viessmann Climate Solutions. As such, the IFS shall only be used in connection with such intended sale and not for any other purpose. In addition, the IFS should only be read as a complete set.

For the nine-month period ended September 30, 2023, Viessmann Climate Solutions was controlled by Viessmann. Viessmann prepares consolidated interim financial statements on a monthly basis for internal reporting purposes and on a quarterly basis in accordance with recognition and measurement principles of HGB and Standards of ASCG (Accounting Standards Committee Germany) for reporting to the financing banks. However, neither the CS Sub-Group nor Viessmann Climate Solutions has prepared separate interim financial statements in the past.

Since the CS Sub-Group does not include all legal entities and operations of Viessmann Climate Solutions and further includes legal entities and operations that are not part of Viessmann Climate Solutions, the IFS have been prepared on a combined basis to reflect the entirety of Viessmann Climate Solutions by Viessmann for Viessmann Climate Solutions. Furthermore, the IFS includes specific adjustments with respect to the scope and structure of the transaction (hereafter “Carve-out Measures”) as reflected in Exhibit 16.1.1 of the SPA. Please refer to chapter 2.3 of the AFS for a comprehensive summary of such Carve-out Measures.

Viessmann Climate Solutions

Condensed Combined Interim Financial Statements (unaudited) – Interim Financial Statements

2	Basis of the IFS

2.1       General

The IFS have been prepared based on the recognition and measurement principles of HGB. As the HGB has no specific provisions regarding interim financial statements, the German Accounting Standard (GAS) 16 “Interim Financial Statements” has been applied.

The IFS were prepared using Viessmann Group’s uniform German GAAP group accounting policies applicable for the period presented. The recognition and measurement principles as well as accounting policies applied in the AFS have been maintained.

German GAAP or the Standards of the ASCG do not include any specific rules for the preparation of carve-out financial information. Viessmann Climate Solutions as it is intended to be legally transferred to the buyer is not a group of entities under the control of an immediate parent according to German GAAP and has not prepared consolidated financial statements in the past. Therefore, the IFS has been prepared on a combined basis using the monthly reporting packages, which are prepared in accordance with Viessmann Group’s uniform accounting policies for purposes of the consolidated interim financial statements of Viessmann Group, for the entities in scope of the transaction including the Carve-out Measures as defined in Exhibit 16.1.1 of the SPA.

Due to the aforementioned principles, the IFS may not be indicative of the financial position, operation of results and cash flows that would have been presented if Viessmann Climate Solutions had been a standalone group. Therefore, the IFS may not necessarily be indicative of the future financial position, operation of results and cash flows of Viessmann Climate Solutions.

Certain accounting matters as listed in section 2.1 of the AFS, were accounted for differently in the AFS compared to the Viessmann Group consolidated 2022 financial statements 2022 due to materiality. Those accounting matters were adjusted accordingly in Viessmann’s Group consolidated financial statements for the interim period Q3 2023.

Like in the AFS an Item 17 (Form 20-F) US GAAP reconciliation has been prepared as an additional notes disclosure. The reconciliation comprises reconciliation statements from German GAAP to US GAAP of net income, net investment and Cash Flows. Therefore, all assets, liabilities, revenues and expenses have to be recognized and measured according to US GAAP for purposes of the reconciliation. Furthermore, the components of other comprehensive income (loss) and the associated amounts for respective nine-month period according to US GAAP have been disclosed.

The IFS was prepared on a going concern basis.

The IFS is presented in Euro. Unless specified otherwise, all amounts are stated in millions of Euro (mEUR). All amounts are rounded to the nearest thousands except when otherwise indicated. This may result in differences compared to unrounded figures.

Viessmann Climate Solutions

Condensed Combined Interim Financial Statements (unaudited) – Interim Financial Statements

2.2       Scope of Combination and Carve-out Measures

The scope of combination is identical to the scope of combination of the AFS with the following three points to note.:

No. of entities
Scope of combination as of December 31, 2022	80
Legal entity Viessmann PV + E-Systeme GmbH has been merged into Viessmann CS SE as of January 01, 2023	-1
Scope of combination as of December 31, 2022	79

●	Two entities within the scope of combination were merged. No impact on the IFS resulted from the merger (see table above).
●	Additionally a new sales entity Viessmann Vietnam Co. Ltd. has been established in Vietnam in 2023. Due to materiality reasons the assets and liabilities and income and expenses of this entity have not been included in the scope of combination. The investment in this entity is shown at cost within financial assets.
●	The participation in Clipper Enterprise Limited has been increased from 42% to 51% in 2023. Due to materiality reasons the investment continues to be accounted for using the equity method.

The IFS has been prepared including the specific Carve-out Measures as defined in Exhibit 16.1.1 of SPA to reflect the scope and structure of the intended transaction consistently to the AFS. For an understanding on how the Carve-out Measures have been recognized in the IFS refer to respective chapters of AFS.

The following Carve-out Measures have been executed in the nine-month period ended September 30, 2023:

Transfer of non-consolidated and consolidated affiliates out of Viessmann Climate Solutions (chapter 2.3.1 AFS)

●	Viessmann Pars Novin Co. Ltd has been liquidated on June 3, 2023. A loss of EUR 0.007m has been incurred.
●	Viessmann Biogas Beteiligungs GmbH & Co. KG (100%) and Viessmann Biogas GmbH (100%) have been sold on September 14, 2023. A consideration amounting to EUR 7.0m has been received.
●	Polybloc AG (90%) has been sold on January 31, 2023. A consideration amounting to EUR 3.0m has been received.
●	OOO Viessmann (100%) and OOO Viessmann Lipetsk (100%) have been sold on April 19, 2023. No consideration has been considered.

Transfer of shares of consolidated affiliates, an investment and minorities shares to Viessmann Climate Solutions (chapter 2.3.2 AFS)

●	Viessmann Refrigeration Solutions Operations sp.z.o.o. (100%) has been acquired on February 21, 2023. A consideration amounting to EUR 1.0m has been paid.
●	Bioenergie Allendorf GmbH (100%) has been acquired on September 14, 2023. A consideration amounting to EUR 0.1m has been paid.

Viessmann Climate Solutions

Condensed Combined Interim Financial Statements (unaudited) – Interim Financial Statements

●	Peccon GmbH (60%) has been acquired on July 5, 2023. A consideration amounting to EUR 0.3m has been paid.
●	The minority stake (50%) of Viessmann Holding International Verwaltungs GmbH has been acquired on September 14, 2023. A consideration amounting to EUR 0.013m has been paid.
●	The minority stake (5.1%) of Viessmann Werke Berlin GmbH has been acquired on September 14, 2023. A consideration amounting to EUR 0.9m has been paid.

Transfer of real estate properties (chapter 2.3.3 AFS)

●	Real property in Battenberg (Viessmann Gästehaus Battenberg) has been sold on April 21, 2023. A consideration amounting to EUR 1.4m has been received.
●	Land property in Allendorf (parking lot and adjacent properties has been sold on April 21, 2023. A consideration amounting to EUR 0.005m has been received.
●	Land property in Allendorf (biogas plant) has been acquired on September 14, 2023. A consideration amounting to EUR 5.9m has been considered.

Transfer of several assets and pension obligations out of and to Viessmann Climate Solutions (chapter 2.3.4 AFS)

●	Pension obligations towards pensioners (937) and entitled persons (62 former employees) have been transferred by way of hive down to Viessmann CS SE together with the corresponding amount of the pension provision of EUR 14.0m on August 21, 2023. Together with the obligation the same amount of cash has been transferred as coverage.
●	All rights and obligations as well as the capacity as sponsor of the pension fund (“Unterstützungskasse”) for the employees of former Viessmann Industrietechnik GmbH Homberg have been transferred to Viessmann CS SE. The liability of the pension fund (including the liability of the sponsor to compensate for any funding shortfall) amounting to EUR 0.5m has been offset with a respective cash balance.
●	All domain names and intellectual properties listed in Exhibit 16.1.1 have either been sold from Viessmann to Viessmann Climate Solutions or from Viessmann Climate Solutions to Viessmann. In total a consideration amounting to EUR 0.002m has been received.

The related consideration for each of the Carve-out Measures is reflected in the IFS at the point in time of the respective transaction. While the consideration (and the corresponding impact to Net Investment) is only recognized once the transaction has occurred, the Carve-out Measures are reflected in regard to the Combined Statement of Income, Net Investment, and Cash Flows as of January 01, 2022.

The implementation of the following planned Carve-out Measures are still outstanding as of Sep. 30, 2023:

●	sale of the shares of HKB Holding B.V.,
●	acquisition of the shares (51%) of Clipper Enterprise Limited,
●	acquisition of the minority shares of Viessmann Technika Grzewcza sp. z.o.o. (5%), Viessmann China Ltd. (5%), Viessmann SRL (5%), Viessmann LLC (5%) and Viessmann Belgium BVBA (1%),
●	sale of land property in Wattens (Austria),
●	transfer of pension obligation in favor of Dr. Prof. Viessmann,

Viessmann Climate Solutions

Condensed Combined Interim Financial Statements (unaudited) – Interim Financial Statements

●	sale of the pieces of artwork.

It is intended to implement all Carve-out Measures prior to closing, but according to Section 16 of the SPA the implementation is not a prerequisite for closing.

2.3       Combination principles, accounting policies and currency translation

The combination principles are unchanged to the ones applied in the AFS. However, the following two points should be considered:

●	As of June 30, 2023 the domination and profit and loss transfer agreement between Viessmann as parent and Viessmann CS SE has been terminated. The expense presented in the Carve-Out Statement of Income due to the profit and loss transfer agreement comprises the net income net of taxes of Viessmann CS SE until that date. The expense does not include net income from other German entities of Viessmann Climate Solutions that attribute all net income to Viessmann CS SE as these profit and loss transfer agreements are only settled at the end of the financial year and are transactions within the combination scope.
●	As a consequence of the termination of the profit and loss transfer agreement between Viessmann as parent and Viessmann CS SE, the tax group (“Organschaft”) with Viessmann (“Organträger”) ended retroactively on December 31, 2022. As the domination and profit and loss transfer agreements between Viessmann CS SE and its German subsidiaries remained in place, a tax group with Viessmann CS SE as tax group leader was established simultaneously. From January 1, 2023, Viessmann CS SE has to file separate income tax returns. The resulting tax liability is shown as a liability to the tax authorities. The consequence of this is that the deferred tax assets and liabilities resulting from temporary differences between the tax base and the accounting base of assets and liabilities have to be calculated with a tax rate of 28.83% for the German entities and with a group tax rate of 25% on the consolidation measures. In the comparative figures for the nine-month period ended September 30, 2022, a liability from tax levies has been recognized, which is shown as liability to Viessmann (“Organträger”) as a related party.
●	Adjusting events have only been taken into account up to October 31, 2023, i.e. the relevant point in time, when the IFS were presented to the audit committee of the Board of Directors.

The accounting policies and valuation methods applied in the AFS have been retained. Income tax expense is recognized based on the best estimate of the weighted income tax rate expected for the full year. This tax rate is applied to the pre-tax result of the interim financial statements.

The currency translation is performed unchanged in accordance with § 308a HGB and German Accounting Standard (GAS) 25.

Viessmann Climate Solutions

Condensed Combined Interim Financial Statements (unaudited) – Interim Financial Statements

Disclosures to the Condensed Combined Statement of Financial Position

Fixed assets – In accordance with § 284 (3) HGB, the fixed assets movement schedule is presented using the gross method. The Statement of Changes in Fixed Asset is shown in Annex 1 to the notes to the Carve-out Financial Statements. Long term investments amounting to EUR 0.4m (2022: EUR 0.4m) were pledged as collateral for bank guarantees.

Inventories – PV modules have been impaired by an amount of EUR 24.3m due to an overstock situation in Europe, which resulted in price pressure on solar installer and installation business.

Receivables and other assets – Trade receivables include bills of exchange in the amount of EUR 7.1m (2022: EUR 6.3m).

Receivables from affiliated companies EUR 108.6m (2022: EUR 768.7m) amounts to EUR 5.1m (2022: EUR 7.1m) from supplies and services and to EUR 66.4m (2022: EUR 554.2m) from Cashpool.

Other assets include EUR 0.4m (2022: EUR 0.5m) in input taxes that cannot yet be offset and that will not come into legal existence until after the closing date.

Deferred tax assets – Deferred tax assets relate exclusively to items in the IFS (consolidation measures) in accordance with § 306 HGB. A tax rate of 28.83% (previous year: 15%) or a Group tax rate of 25% (previous year: 25%) was used to calculate deferred taxes within the CS Sub-Group. The resulting deferred taxes are mainly due to the intragroup profit elimination, debt consolidation and the disclosure of hidden reserves in the course of capital consolidation.

Net Investment – The share capital of Viessmann CS SE entered in the commercial register amounted to EUR 200m at the reporting date and is attributable to the Net Investment.

Provisions –Other provisions mainly include provisions for warranties EUR 162.2m (2022: EUR 146.1m) and provisions for personnel and social costs EUR 144.5m (2022: EUR 120.8m).

Liabilities – The remaining terms to maturity of the individual liabilities are shown in the schedule of liabilities in Annex 2 to the notes to the Carve-out Financial Statements.

Amounts owed to credit institutions are secured by mortgages, by the assignment as security of individual items of property, plant and equipment, inventories, receivables and by pledging bank balances EUR 0.1m (2022: EUR 2.9m).

Liabilities to affiliated companies EUR 78.6m (2022: EUR 770.9m) amount to EUR 13.7m (2022: EUR 14.9m) from supplies and services and to EUR 46.9m (2022: EUR 278.3m) from Cashpool.

The delivery of raw materials, consumables and supplies, semi-finished goods and merchandise as well as items of property, plant and equipment results in the usual retention of title.

The resulting payment obligations in subsequent years are included in other financial obligations. The purpose of the transactions is to improve liquidity. Risks relate to the lease payments to be made and the contractual commitment.

Viessmann Climate Solutions

 Condensed Combined Interim Financial Statements (unaudited) – Interim Financial Statements

Other financial obligations – The following expenses are incurred for commitments under rental and lease agreements as well as maintenance, service and support agreements:

30 Sept. 2023	mEUR	31 Dec. 2022	mEUR
2024	85.1	2023	71.4
2025 - 2028	102.0	2024 - 2027	89.2
	187.1		160.6

Purchase commitments for capital expenditures amount to EUR 23.8m (2022: EUR 9.8m).

Based on current agreements, we anticipate expenses of EUR 28.4m (2022: EUR 28.6m) from advertising and sponsorship contracts.

Viessmann Climate Solutions

 Condensed Combined Interim Financial Statements (unaudited) – Interim Financial Statements

Disclosures to Condensed Combined Statement of Income

Revenue – Net sales are broken down by product lines and by regions as follows:

Product lines (in mEUR)	1 Jan.- 30 Sept. 2023	1 Jan.- 30 Sept. 2022
Residential gas boilers	571.1	520.8
Residential heat pumps	572.0	423.7
PV systems & electronic	378.9	301.0
Customer service	267.6	240.8
Vitoset, A/C, electric direct heating, district heating, warm water	284.5	248.6
Water storaged	162.5	139.5
Floor standing boilers	171.3	136.6
Others	542.5	480.6
Total	2,950.5	2,491.6

Regions (in mEUR)	1 Jan.- 30 Sept. 2023	1 Jan.- 30 Sept. 2022
Germany	1,583.2	1,104.9
Europe (without Germany)	1,189.5	1,209.5
Overseas / other foreign	177.7	177.2
Total	2,950.5	2,491.6

Other operating income – Other operating income includes income of EUR 0.1m (2022: EUR 0.1m) from the reversal of special items for investment grants and subsidies. Income relating to other periods mainly results from intercompany invoicing of expenses for sponsoring arrangements EUR 14.5m (2022: EUR 13.3m), the reversal of provisions EUR 6.3m (2022: EUR 3.1m), asset disposals EUR 4.2m (2022: EUR 3.2m), reimbursements from insurance companies and compensation payments EUR 0.9m (2022: EUR 0.3m), the reversal of valuation allowances on receivables and income from derecognized receivables EUR 1.1m (2022: EUR 0.6m).

Personnel expenses –On average for the year, the CS Sub-Group employed Employees of 7,351 (2022: 7,049) and Industrial workers of 3,529 (2022: 3,510). The posted remuneration for the members of the management was an expense of EUR 3.0m (2022: EUR 4.3m) and for the Supervisory Board and non-executive Board of Directors members of EUR 0.5m (2022: EUR 0.1m).

Viessmann Climate Solutions

Condensed Combined Interim Financial Statements (unaudited) – Interim Financial Statements

Depreciation, amortization and write-downs – Depreciation and amortization includes impairment losses on property, plant and equipment of EUR 0.1m (2022: EUR 0.1m) due to expected permanent impairment.

Other operating expenses – The item includes other taxes in the amount of EUR 4.4m (2022: EUR 2.8m). Expenses relating to other periods mainly result from the disposal of non-current assets EUR 1.2m (2022: EUR 0.9m) and bad debts of EUR 7.4m (2022: EUR 5.8m).

Write-downs of financial assets – There are no Impairment losses on the lower fair value of financial assets due to expected permanent.

Interest income – Interest income of EUR 0.8m (2022: EUR 0.6m) resulted from HaaS contracts.

Interest expense – Interest expenses of EUR 0.6m (2022: EUR 0.4m) resulted from HaaS contracts.

Taxes on income – Taxes on income include EUR 0.0m (2022: EUR 0.0m) in back payments for previous years and EUR 0.7m (2022: EUR 0.0m) in refunds for previous years.

Non-controlling interests – Non-controlling interests account for gains of EUR 0.3m (2022: EUR 0.2m).

Viessmann Climate Solutions

Condensed Combined Interim Financial Statements (unaudited) – Interim Financial Statements

Disclosures to Condensed Combined Statement of Cash Flows

Cash Flows are classified in the Carve-Out Statement of Cash Flows separately by operating, investing and financing activities and the methods applied in the AFS have been retained.

The financial resources fund is composed as follows:

in mEUR	30 Sept. 2023	30 Sept. 2022
Cash on hand and balances at banks	181.6	157.8
Liabilities due to banks (credit in current accounts)	-1.3	-2.7
Cashpool liabilities	-46.9	-266.8
Total	133.4	-111.7

Cashpool receivables against the Cashpool leader Viessmann exist in the amount of EUR 60.4m (2022: EUR 435.7m).

The effects of the Carve-out measures on the Cash Flow Statement are shown separately in the reconciliation statement.

In general, the Carve-Out Cash Flow is derived from the Carve Out Statement of Financial Position and Carve Out Statement of Income, together with additional information.

Entities of Viessmann Climate Solution have entered into Cashpooling agreements and other intra-group financing agreements with other Viessmann group entities outside Viessmann Climate Solutions, mainly with Viessmann. As per section 4.3 of the SPA Viessmann shall use reasonable efforts to reduce the amount of the intercompany payables of Viessmann Climate Solutions. In this context Cashpool agreements have been established between Viessmann CS SE and entities of Viessmann Climate Solutions in parallel to the existing Cashpool agreements with Viessmann. In a second step these Cashpool agreements have been terminated and settled against the Cashpool with Viessmann CS SE. Hence, as a result, only the Cashpool agreement between Viessmann and Viessmann CS SE remained. Prior to closing, the Cashpool agreement will be terminated as well.

Viessmann Climate Solutions

Condensed Combined Interim Financial Statements (unaudited) – Interim Financial Statements

Other Disclosures

As of April 30, 2023 Timo Salzsieder left the board of directors and Dr. Hans-Jörg Harth has newly been appointed as non-executive directors of the board of directors.

Viessmann Climate Solutions

Condensed Combined Interim Financial Statements (unaudited) – Interim Financial Statements

Subsequent Events

In October the pension obligation in favor of Prof. Viessmann has been transferred. A consideration of EUR 2.2m has been paid.

Viessmann Climate Solutions

Condensed Combined Interim Financial Statements (unaudited) – Interim Financial Statements

Reconciliation to Generally Accepted Accounting Principles in the United States of America

Viessmann Climate Solutions

Condensed Combined Interim Financial Statements (unaudited) – Interim Financial Statements

Reconciliation of
Condensed Combined Statement of Net Investment

As of September 30, 2023

mEUR	note	30. Sept. 23	31. Dec. 22

Net Investment reported under German GAAP		1,336.0	1,021.0
Intangibles - Reversal of Goodwill Amortization	1	2.3	2.0
Intangibles - Software for Internal Use & Website Costs	2/3	-0.4	-0.7
Leases	4	-0.7	-0.1
Inventories	5	15.1	10.4
Financial Instruments - Current Expected Credit Losses	6	20.0	16.2
Accruals and Provisions	7	2.0	2.0
Pensions and other post-employment Benefits	8	20.5	15.9
Revenue Recognition - Customer Loyalty Programs	9	-1.6	-1.4
Current Taxes	10	-	-0.3
Deferred Taxes	11	22.8	19.9
Hyperinflation	12	0.3	-
Net Investment reported under US GAAP		1,416.2	1,085.0

Viessmann Climate Solutions

Condensed Combined Interim Financial Statements (unaudited) – Interim Financial Statements

Reconciliation of
Condensed Combined Statement of Income

For the nine-month period ended September 30, 2023

mEUR	note	30 Sept. 23	30 Sept. 22

Net income reported under German GAAP		306.8	207.4
Intangibles - Reversal of Goodwill Amortization	1	0.3	0.3
Intangibles - Software for Internal Use & Website Costs	2/3	0.3	-0.7
Leases	4	-0.7	-0.1
Inventories	5	4.6	3.8
Financial Instruments - Current Expected Credit Losses	6	3.8	3.3
Accruals and Provisions	7	0.0	-0.5
Pensions and other post-employment Benefits	8	4.6	34.3
Revenue Recognition - Customer Loyalty Programs	9	-0.2	-0.6
Deferred Taxes	11	3.2	-12.9
Hyperinflation	12	-14.4	0.0
Profit and Loss Transfer Agreement	13	17.9	0.0
Net income reported under US GAAP		326.2	234.2

Foreign currency translation adjustments arising during period		-1.1	-2.9
Other comprehensive income reported under US GAAP	14	-1.1	-2.9
Net comprehensive income reported under US GAAP		325.1	231.3

Viessmann Climate Solutions

Condensed Combined Interim Financial Statements (unaudited) – Interim Financial Statements

Reconciliation of
Condensed Combined Statement of Cash Flows

For the nine-month period ended September 30, 2023

mEUR	note	30 Sept. 23	30 Sept. 22

Cash Flow from ongoing business activities under German GAAP		122.8	-10.1
Software for Internal Use - Presentation of Repayments	2	1.6	1.6
Finance Leases - Presentation of Repayments	4	6.3	5.8
Presentation of Interest	15	-7.6	-4.8
Presentation of Supplier Finance Programs	16	22.6	0.0
Net cash used in operating activities under US GAAP		145.6	-7.5

Cash Flow from investment activities under German GAAP		-128.2	-52.4
Presentation of Interest	15	-7.3	-3.0
Presentation of Cash Pooling	17	487.8	104.1
Net cash used in investing activities under US GAAP		352.3	48.7

Cash Flow from financial activities under German GAAP		263.5	-76.4
Software for Internal Use - Presentation of Repayments	2	-1.6	-1.6
Finance Leases - Presentation of Repayments	4	-6.3	-5.8
Presentation of Interest	15	14.9	7.8
Presentation of Supplier Finance Programs	16	-22.6	0.0
Presentation of Cash Pooling	17	-719.1	60.5
Presentation of Cash Overdraft	18	-5.8	0.2
Net cash from financing activities under US GAAP		-477.0	-15.3

There are differences in the classification of items in the Condensed Combined Statement of Cash Flows between German GAAP and US GAAP. These classification differences between operating, investing, and financing activities are illustrated in the reconciliations below.

Viessmann Climate Solutions

Condensed Combined Interim Financial Statements (unaudited) – Interim Financial Statements

Notes to Reconciliation of German GAAP to US GAAP

The Required Financials have been prepared in accordance with German GAAP and Standards of ASCG (Accounting Standards Committee Germany), which differ in certain material respects from generally accepted accounting principles in the United States of America (“US GAAP”). Such differences involve accounting principles, practices and methods used in preparing the financial statements. The principal differences between German GAAP and US GAAP, which affect net income, net investment, and the classification of cash flows, are quantified and described below:

(1) Intangibles: Reversal of Goodwill Amortization – Goodwill represents the excess of the cost of an acquisition over the share of the net identifiable assets acquired. Under German GAAP, goodwill is amortized on a straight-line basis over its estimated useful life. Under US GAAP, goodwill is not amortized but is subject to an annual impairment test. No indications of goodwill impairment were identified. Therefore, the Reconciliation of Condensed Combined Statement of Net Investment above shows the reversal of the goodwill amortization recognized under German GAAP through the reporting period date, while the Reconciliation of Condensed Combined Statement of Income presents the reversal of the goodwill amortization recognized under German GAAP in the reporting period.

(2) Intangibles: Software for Internal Use – Under German GAAP, a sale and leaseback transaction for an internally used ERP system was accounted for as a sale of the software asset and a subsequent operating lease. Under US GAAP, the transaction is considered a failed sale and leaseback transaction and therefore the software is capitalized and amortized while the upfront payment received is considered as a financing liability. The reconciling item in the Reconciliation of Condensed Combined Statement of Net Investment and Reconciliation of Condensed Combined Statement of Income represents the effect of capitalizing and amortizing these costs over the lease term.

Principal payments made to the financing entity are considered as a cash outflow from financing activities under US GAAP, but a cash outflow for operating activities under German GAAP. Consequently, the reclassification of these repayments is shown in the Reconciliation of Condensed Combined Statement of Cash Flows.

(3) Intangibles: Website Costs – Under German GAAP, website content development costs for the website viessmann.live were capitalized as intangible assets while under US GAAP website development costs relating to content are to be expensed as incurred. The reconciling item in the Reconciliation of Condensed Combined Statement of Net Investment relates to the reversal of the website costs capitalized under German GAAP, and the reconciling item in the Reconciliation of Condensed Combined Statement of Income relates to the recognition of the associated expense under US GAAP for the period.

(4) Leases – All leases entered into by Viessmann Climate Solutions as lessee are operating leases under German GAAP and therefore are not recognized on the Condensed Combined Statement of Net Investment, but rental expense is recognized as incurred over the lease term. Under US GAAP, for all leases with a lease term over 12 months, lessees are required to measure and recognize a right-of-use asset and a lease liability at the commencement of the lease. The lease liability is measured at the present value of the future lease payments discounted at the incremental borrowing rate. The right-of-use asset is measured at the carrying amount of the lease liability, adjusted for (1) prepaid or accrued lease payments, (2) lease incentives received, and (3) initial direct costs incurred. The right-of-use asset is then depreciated over the lease term, while the lease liability is adjusted for interest and lease payments.

Viessmann Climate Solutions

Condensed Combined Interim Financial Statements (unaudited) – Interim Financial Statements

The reconciling item in the Reconciliation of Condensed Combined Statement of Net Investment relates to the difference between the recognized right-of-use asset and lease liability under US GAAP, while the reconciling item in the Reconciliation of Condensed Combined Statement of Income represents the difference between the lease expense calculated under US GAAP and German GAAP.

Under German GAAP, all lease payments are classified as operating activities in the Condensed Combined Statement of Cash Flows. However, under US GAAP, cash payments for the principal portion of the lease liability arising from a finance lease are classified as financing activities and the interest portion of the lease liability arising from a finance lease is generally classified as operating activities. The reclassification of the principal payments on finance leases from operating to financing cash flows is shown as an adjustment in the Reconciliation of Condensed Combined Statement of Cash Flows.

(5) Inventories – With regard to inventory valuation there are material differences between German GAAP and US GAAP. The main differences relate to (1) the definition of production costs and (2) the write-down approach. (1) While German GAAP provides various options as to which costs should be included in production costs, US GAAP requires that all costs (including general and administrative costs) be capitalized as a cost of inventory to the extent they are related to the production of goods and services. (2) German GAAP requires inventories to be valued at the lower of cost or market (procurement market perspective). US GAAP, on the other hand, requires that inventories are valued at lower of cost and net realizable value (sales market perspective). In order to comply with the US GAAP inventory valuation requirements, the production costs have been adjusted and procurement market related write downs have been replaced by a net realizable value approach (contribution margin routine), resulting in the reconciling items in the Reconciliation of Condensed Combined Statement of Net Investment and Reconciliation of Condensed Combined Statement of Income.

In addition, as finished goods inventory is transferred between production and sales entities and initially valued at standard transfer prices at the sales entities, changes in production costs have a consequential effect on intercompany profits, contributing to the reconciling items.

(6) Financial Instruments: Current Expected Credit Losses – Under German GAAP, a lump sum general allowance is accounted for doubtful accounts. Under US GAAP, general lump sum allowances are prohibited; rather allowances are to be based on historical experience with the so-called “current expected credit losses” method. Taking this into account the current expected credit loss model has been applied to all group entities, leading to respective effects as shown in the above reconciliations.

(7) Accruals and Provisions – The principle of prudence requires that accruals be made for uncertain liabilities and anticipated losses from pending transactions under German GAAP. Therefore, accruals and provisions are often recorded earlier and at a higher amount than the most probable estimate. Under US GAAP, however, the recognition of other accruals is based on a higher probability of occurrence (i.e. 75%). As a result, the level of accruals and provisions differs in both reason and amount, leading to a release of provisions previously shown under German GAAP.

Viessmann Climate Solutions

Condensed Combined Interim Financial Statements (unaudited) – Interim Financial Statements

(8) Pensions and other post-employment Benefits – Under German GAAP many pensions and other post-employment benefits are calculated by using the partial value method with a discount rate based on the average market interest rate of the last ten years and other relevant parameters. As US GAAP requires a different valuation method using the projected-unit-credit method, recalculations were performed for US GAAP purposes. Due to the different valuation methods and assumptions regarding certain economic parameters, such as the discount rate, the pension amounts per period differ between the two standards. In addition, under German GAAP, pension obligations that have been transferred to an external pension fund are not recognized on the balance sheet. Under US GAAP, these pension obligations are recognized as the plan qualifies as a defined benefit plan. The projected unit credit method was also used for the measurement of the obligations for these plans. These differences have been recognized as a reconciling item in the Reconciliation of Condensed Combined Statement of Net Investment.

The full gains or losses resulting from the remeasurement of the plans are recognized immediately in the income statement under German GAAP and US GAAP. The reconciling item in the Reconciliation of Condensed Combined Statement of Income is largely due to the change in the discount rate during the period.

(9) Revenue Recognition - Customer Loyalty Programs – With reference to the implemented customer loyalty program, corresponding provisions (i.e. expected costs) have been recognized under German GAAP. The revenue that is allocated to the performance obligation (i.e. expected costs plus margin) is to be deferred as a contract liability under US GAAP until the customer redeems the bonus points or the bonus points expire. As a consequence, the reconciling item in the Reconciliation of Condensed Combined Statement of Income represents the deferred revenue, which represents the expected costs plus margin that was already included in revenues under German GAAP. The reconciling item in the Reconciliation of Condensed Combined Statement of Net Investment represents the margin which is included in the valuation of contract liabilities as opposed to German GAAP provisions which only includes expected costs.

(10) Current Taxes – Under German GAAP and US GAAP, the current income tax charge is calculated based on the best estimate of the weighted average annual income tax rate expected for the full financial year applied to the pre-tax income of the interim period. The termination of the German tax group from fiscal year 2023 does not have any effect on the calculation and presentation of current taxes as the separate return approach has already been applied.

(11) Deferred Taxes – Under German GAAP, deferred taxes are recognized for unused tax losses and temporary differences between the carrying amount of an asset or liability and its tax base. However, German GAAP provides an accounting policy choice to recognize the excess of deferred tax assets over deferred tax liabilities and Viessmann Climate Solutions has elected not to recognize deferred tax assets exceeding deferred tax liabilities. Since such an accounting policy choice does not exist under US GAAP, deferred tax assets are recognized for temporary differences and unused losses if it is probable that future taxable amounts will be available to utilize those temporary differences and unused tax losses. In addition to that, the reconciling item shown in the Reconciliation of Condensed Combined Statement of Net Investment includes deferred tax effects from the other US GAAP adjustments.

Viessmann Climate Solutions

Condensed Combined Interim Financial Statements (unaudited) – Interim Financial Statements

(12) Hyperinflation – If material for consolidated financial statements, German Accounting Standard No. 25 (GAS 25) “Foreign Currency Translation in Consolidated Financial Statements” states that the inclusion of subsidiaries in hyperinflationary economies in the consolidated financial statements require the elimination of the effects of inflation on assets, liabilities, income and expenses at the latest in the financial statements adjusted to conform to uniform group accounting policies. Due to materiality considerations these GAS 25 requirements on hyperinflation accounting have not been applied under German GAAP. Under US GAAP the financial statements of a foreign entity in a highly inflationary economy shall be remeasured as if the functional currency were the reporting currency. Viessmann Climate Solutions determined the economy in Turkey became highly inflationary in 2022, as defined by US GAAP and therefore applied the guidance for Turkey as a highly inflationary economy prospectively as of January 1, 2023.

(13) Profit and loss transfer agreement – Under German GAAP, net income for the financial period is determined after taking into consideration the impact of the profit and loss transfer agreement concluded with Viessmann’s parent. Under US GAAP, profits transferred represent an appropriation of profits (akin to a dividend) rather than an income statement line item.

(14) Foreign currency translation – Under German GAAP, the concept of other comprehensive income (“OCI”) does not exist and gains and losses from currency translation differences from translating the financial information of foreign subsidiaries and branches into Euro are presented directly in equity. For US GAAP, the current year’s movements to these accumulated translation differences in equity are presented in the statement of other comprehensive income. This difference is presented as a separate reconciling item in the Reconciliation of Condensed Combined Statement of Income.

(15) Presentation of Interest – Under German GAAP, interest paid is included in cash flows from financing activities and interest received is included in cash flows from investing activities. Under US GAAP, both interest paid and interest received are included in cash flows from operating activities. The reclassification of the interest is shown in the respective reconciling items in net cash.

(16) Presentation of Supplier Finance Programs – Under German GAAP, all cash flows relating to supplier financing programs are classified as operating cash flows. Under US GAAP, an operating cash outflow and financing cash inflow is reflected relating to the affected trade payable balances. However, a financing cash outflow should be reflected upon payment to the financing provider. The reclassification between the operating and financing cash flow sections is shown in the respective reconciling items in net cash.

(17) Cashpooling – Under German GAAP, Cashpool liabilities are included in the financial resources fund whereas the change in cash pool receivables are shown as financing cash flow. Under US GAAP, changes in the Cashpool liabilities should be presented as a financing activity whereas changes in the Cashpool receivables should be presented as an investing activity. Therefore, the reconciling items in the Reconciliation of Condensed Combined Statement of Cash Flows presents the addition of the cash flow related to the Cashpool liabilities within the financing section and the reclassification of the cash flow associated with the Cashpool receivables from the financing section to the investing section.

Viessmann Climate Solutions

Condensed Combined Interim Financial Statements (unaudited) – Interim Financial Statements

(18) Cash Overdraft – Under German GAAP, liabilities to credit institutions that are repayable on demand and other short-term borrowings that are used for cash management purposes are included in the financial resources fund in the cash flow statement. Under US GAAP, these short-term borrowings, such as cash overdrafts, should be shown as cash flows from financing activities. The respective reconciling item therefore shows the inflow or outflow of cash from these short-term borrowings within the financing cash flow section but there is not a corresponding reconciling item in another category because it was shown within the financial resources fund under German GAAP.

Viessmann Climate Solutions

Condensed Combined Interim Financial Statements (unaudited) – Interim Financial Statements

The Required Financials of Viessmann Climate Solutions as of and for the nine-month period ended September 30, 2023, as required by the SPA dated April 25, 2023, were authorized for issuance by the management of Viessmann Climate Solution SE and Viessmann Group.

Allendorf (Eder), 31. October 2023

Management of Viessmann Group GmbH & Co. KG

/s/ Maximilian Viessmann	/s/ Dr. Ulrich Hüllmann	/s/ Frauke von Polier
Maximilian Viessmann	Dr. Ulrich Hüllmann	Frauke von Polier
Chief Executive Officer	Chief Financial Officer	Chief People Officer

Management of the Viessmann Climate Solutions SE

/s/ Thomas Heim		/s/ Vanessa Hellwing
Thomas Heim		Vanessa Hellwing
Chief Executive Officer		Chief Financial Officer

/s/ Dr. Markus Klausner	/s/ Dr. Karsten Hoppe	/s/ Frauke von Polier
Dr. Markus Klausner	Dr. Karsten Hoppe	Frauke von Polier
Chief Technology Officer	Chief Sales Officer	Chief People Officer

Viessmann Climate Solutions

Condensed Combined Interim Financial Statements (unaudited) – Interim Financial Statements

Combined Statement of Changes in Fixed Assets

For the financial year ended September 30, 2023

	Acquisition and manufacturing costs						Depreciation, amortization and (reversal of) impairments							Carrying amount

	as of 01.01.23	Currency rate changes	Additions	Disposals	Reclassifications	as of 30.09.23	as of 01.01.23	Currency rate changes	reversals of impairments	Current year	Disposals	Reclassifications	as of 30.09.23	as of 30.09.23	as of 31.12.22

Industrial property rights acquired for consideration and similar rights as well as licenses to rights	104.0	-0.1	1.8	3.8	0.1	102.0	92.2	-0.1	-	5.0	3.7	-	93.4	8.6	11.9
Goodwill	33.9	0.0	-	-	-	33.9	32.6	0.0	-	0.2	-	-	32.9	1.1	1.3
Advance payments	0.6	-	2.2	0.3	-0.1	2.4	-	-	-	-	-	-	-	2.4	0.6
Intangible Assets	138.5	-0.1	4.0	4.1	0.0	138.3	124.8	-0.1	-	5.3	3.7	-	126.3	12.1	13.7

Properties and buildings	431.4	-0.6	1.7	1.1	0.7	432.1	231.9	-0.1	-	7.1	0.2	-0.1	238.5	193.6	199.5
Technical equipment and machinery	382.0	-0.7	5.5	8.7	11.9	389.9	315.2	-0.4	-	11.7	8.2	0.0	318.2	71.8	66.9
Other equipment, furniture and fixtures	396.2	-1.0	18.5	11.3	2.9	405.4	312.3	-0.3	-	18.5	10.1	0.2	320.6	84.8	83.9
Advance payments and assets under construction	68.5	0.3	124.7	14.2	-15.5	163.8	0.1	0.0	-	0.0	0.0	-	0.1	163.7	68.4
Tangible assets	1,278.2	-1.9	150.3	35.3	0.0	1,391.3	859.5	-0.8	-	37.2	18.5	-	877.4	513.9	418.6

Shares in affiliated companies	6.9	-	0.2	0.6	-	6.5	6.3	-	-	-	-	-	6.3	0.2	0.6
Loans to affiliated companies	5.6	-	0.6	5.6	-	0.6	-	-	-	-	-	-	-	0.6	5.6
Shares in investee companies	0.3	-	-	-	-	0.3	-	-	-	-	-	-	-	0.3	0.3
Other investments	1.6	-	0.1	-	-	1.7	-	-	-	-	-	-	-	1.7	1.6
Loans to companies in which an equity interest is held	0.0	-	-	-	-	0.0	-	-	-	-	-	-	-	0.0	0.0
Long-term securities	0.4	0.0	0.0	-	-	0.4	0.0	-	-	-	-	-	0.0	0.4	0.4
Other loans	0.1	-	-	-	-	0.1	-	-	-	-	-	-	-	0.1	0.1
Financial assets	14.94	0.0	0.9	6.2	-	9.6	6.4	-	-	-	-	-	6.4	3.3	8.6
Fixed Assets	1,431.63	-2.0	155.3	45.6	0.0	1,539.2	990.3	-0.9	-	42.5	22.2	-	1,010.0	529.2	440.9

Viessmann Climate Solutions

Condensed Combined Interim Financial Statements (unaudited) – Interim Financial Statements

Combined Statement of Liabilities

For the financial year ended September 30, 2023

	30.09.23	remaining term				31.12.22	remaining term
in mEUR		up to 1 year - current account	up to 1 year	more than 1 year	more than 5 years		up to 1 year - current account	up to 1 year	more than 1 year	more than 5 years

Liabilities due to banks	5.0	1.3	0.1	3.6	-	11.0	7.1	0.3	3.6	-
Prepayments received	29.9	26.8	2.4	0.7	-	43.9	42.9	0.7	0.3	-
Trade payables	220.5	217.0	3.2	0.2	0.0	240.9	240.6	0.1	0.2	-
Liabilities due to affiliated companies	78.6	-	78.6	-	-	770.9	-	770.9	-	-
Liabilities due to investee companies	0.0	-	-	-	-	0.0	-	0.0	-	-
Liabilities due to shareholders	0.0	-	0.0	-	-	0.0	0.0	-	-	-
Other Liabilities	115.4	76.5	6.7	18.7	13.4	159.6	124.4	3.6	18.2	13.3
thereof relating to taxes	33.6	-	-	-	-	41.1	-	-	-	-
thereof relating to social security	9.1	-	-	-	-	9.8	-	-	-	-
Total	449.4	321.6	91.1	23.2	13.4	1,226.4	415.0	775.7	22.4	13.3